Exhibit 99.1
PRESS RELEASE
For Immediate Release
Contact: Michael O. Banks — 570-200-1340
PENN MILLERS ANNOUNCES SHAREHOLDER APPROVAL OF MERGER WITH
ACE AMERICAN INSURANCE COMPANY
Wilkes-Barre, Pennsylvania, (Business Wire) November 29, 2011 — Penn Millers Holding Corporation (NASDAQ: PMIC) (“Penn Millers” or “the Company”) today announced that, at the Company’s Special Meeting of Shareholders, the shareholders of the Company voted to adopt the Agreement and Plan of Merger dated September 7, 2011 (the “Merger Agreement”), by and among the Company, ACE American Insurance Company (“ACE”), and Panther Acquisition Corp. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of ACE (the “Merger”).
The adoption of the Merger Agreement required the affirmative vote of a majority of the votes cast by the Company’s shareholders at the special meeting. Approximately 71.1 percent of the outstanding shares of common stock of the Company as of the record date were voted at the special meeting. Of the shares that were voted, approximately 99.8 percent were voted in favor of the Merger.
The Company currently anticipates that the Merger will close on November 30, 2011. Under the Merger Agreement, the Company’s shareholders will receive $20.50 in cash, without interest, for each share of Penn Millers common stock.
The Company provides property and casualty insurance through its wholly owned subsidiary, Penn Millers Insurance Company. Penn Millers Insurance Company provides agribusiness insurance and commercial lines insurance in 34 states. Penn Millers Insurance Company is rated “A-” (Excellent) by A.M. Best Company, Inc. The Company is located at 72 North Franklin Street in Wilkes-Barre, PA. The Company’s web address is http://www.pennmillers.com.
Cautionary Statements Regarding Forward Looking Information
Some of the statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “stand to,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “forecast” or “continue,” or the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the failure to satisfy any conditions to completion of the proposed Merger, including receipt of regulatory approvals; the ability to recognize the benefits of the proposed Merger; the amount of the costs, fees, expenses and charges related to the proposed Merger, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business, including the effects of climate change; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Annual Report on Form 10-K filed with the SEC and in our other public filings with the SEC. Investors and shareholders are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this communication. The Company undertakes no obligation to update any forward-looking statements.
Contact: Michael O. Banks of Penn Millers Holding Corporation, (570) 200-1340